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                                                                  EXHIBIT 4.4

                             SIBONEY CORPORATION
                            AMENDED AND RESTATED
                    1987 NON-QUALIFIED STOCK OPTION PLAN
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         The 1987 Non-Qualified Stock Option Plan (the "Plan") was amended and restated by the Board of Directors of Siboney Corporation (the "Company") in its entirety this 23rd day of May 2003.

         1.   Purpose. The Plan is intended to encourage the ownership of
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stock of the Company by key employees, officers and directors of, and advisors and consultants to the Company and its subsidiaries to provide additional incentive for them to promote the success of the business.

         2.   Administration of the Plan. The Plan shall be administered by
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the Board of Directors of the Company (the "Board") or a committee designated by the Board (the "Committee"), which Committee shall consist of at least two directors of the Company. Unless otherwise expressly stated herein to the contrary, all references to the Board shall refer to the Committee administering the Plan, if the Committee is so designated by the Board. The Board shall determine the individuals who are to be granted options under the Plan and the amount of stock to be optioned to each such individual. Members of the Board, including members of the Committee, may be granted options under the Plan.

         The interpretation and construction by the Board of any provision of the Plan or of any Option, as defined in Paragraph 4 hereof, granted hereunder shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

         3.   Participants. The Board, in its sole discretion, shall select
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from among the employees, officers and directors of and advisors and consultants to the Company and its


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subsidiaries, and shall determine which of such persons (the "Participants")
shall receive Options. All Participants shall be natural persons.

         4.   Grant of Options. The Board, in its discretion, may grant to the
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Participants the right to purchase Common Stock, as defined in Paragraph 5 hereof, pursuant to the terms and conditions set forth in Paragraph 7 hereof (the "Options").

         5.   Stock Subject to the Plan. The stock subject to the Options
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shall be shares of the Company's authorized but unissued or reacquired common stock, $0.10 par value (the "Common Stock"). The aggregate number of shares which may be issued under Options hereunder shall not exceed ten million shares of Common Stock. The limitations established in this Plan by the preceding sentences shall be subject to adjustment as provided in Paragraph 6 hereunder. In the event that any outstanding Option under the Plan for any reason expires, is cancelled or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may again be subjected to an Option under the Plan.

         6.   Changes in Capital Structure. In the event that the shares of
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outstanding Common Stock are hereafter increased or decreased or changed into or exchanged for a different number of kind or shares or other securities of the Company or of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in corporate shares, an appropriate adjustment shall be made in the number and kind of shares as to which Options may be granted under the Plan, including the maximum aggregate number of shares that may be granted under Options. In addition, an appropriate adjustment shall be made in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable to the end that each Participant's proportionate interest in the total shares subject to any Option shall be


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maintained as before the occurrence of such event; such adjustment in the shares subject to Options shall be made without changing the total price applicable to the unexercised portion of any Option and with a corresponding adjustment in the option price per share. Any adjustment made by the Board shall be conclusive.

         7.   Terms and Conditions of Options. Options shall be evidenced by
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Common Stock option agreements (the "Option Agreements") in such form not inconsistent with this Plan as the Board shall from time to time determine, provided that the substance of the following be included therein. The terms designated in this Paragraph 7 shall apply to all Options granted under this Plan unless otherwise determined by the Board.

              (a) Number of Shares. Each Option Agreement shall state
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         the number of shares of Common Stock to which it pertains.

              (b) Option Price. Each Option Agreement shall state the
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         option price. The Board shall have full authority and discretion in fixing the option price and be fully protected in doing so.

              (c) Method of Payment. Each Option Agreement shall state
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         that Common Stock purchased under Options at a price which exceeds the par value thereof shall, at the time of purchase, be paid in full. To the extent that the right to purchase shares is accrued thereunder, Options may be exercised from time to time by the delivery of written notice to the Company stating the number of shares of Common Stock with respect to which the Option is being exercised and the time and date of purchase thereof, which shall be during the normal business hours of the Company on a regular business day not less than fifteen (15) days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in such notice, the Company shall, without


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         transfer or issue tax, transfer and set aside for the benefit of the Participant (including, for all purposes hereof, such other person as shall be entitled to exercise the Option hereunder) a certificate or certificates for such shares out of its theretofore authorized but unissued or reacquired Common Stock, against payment of the option price in full by either (i) cash (including certified bank cashier's check or the equivalent), or
         (ii) at the discretion of the Board, by delivering at fair market value Company Common Stock already owned by the Participant or any combination of cash and Company Common Stock. The fair market value of the Company Common Stock shall be deemed to be the fair market value as of the date preceding such delivery and determined in accordance with the provisions of subparagraph 7(b) hereof. If the Participant fails to pay for any part of the number of shares specified in such notice in accordance with the terms of the Plan and such notice, the Participant's right to exercise the Option with respect to such shares may, by subsequent action of the Board, be terminated.

              (d) Option Term. Each Option Agreement shall specify the
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         period for which the Option thereunder is granted. In no event shall an Option be exercisable after the expiration of five years from the date the Option is granted. At the end of such specified period, the Option shall expire.

              (e) Exercise of Options. The Board, in granting each
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         Option, may determine the time of exercise with respect to such
         Option. The Board may determine that an Option shall be exercisable immediately or may be exercisable in installments at designated intervals during the term of the Option. All conditions, if any, relating to the exercisability of any option shall be clearly stated in any Option Agreement. To the extent not exercised, Options shall accumulate and be exercisable, in whole or in part, at


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         any subsequent time but not later than five years from the date the Option is granted. Not less than one thousand shares may be purchased at any one time unless the number purchased is the total number purchasable at that time under the Option. No Option may be assigned, attached, garnished, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law, except as approved by the Board.

              (f) Exercise in the Event of Cessation of Services. Except
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         as provided herein, in the event that a Participant ceases to provide services (as an employee, officer, director, consultant or advisor) to the Company or its subsidiaries, any outstanding Option or unexercised portion thereof granted to such participant may be exercised to the extent that the Participant was entitled to do so at the date of such cessation of services, by the Participant, such Participant's personal representative, heirs or devisees, as applicable, but in no event after the expiration of the term of the Option. Notwithstanding anything to the contrary herein contained, and except as otherwise provided in this Paragraph 7(f), upon cessation of all of a Participant's services (as an employee, officer, director, consultant or advisor, as the case may be) to the Company and its subsidiaries, or in the event that a Participant engages in any activity which, in the discretion of the Board, is deemed to be competitive to the Company or its subsidiaries, any outstanding Option or unexercised portion thereof granted to the Participant shall thereupon automatically terminate. An activity shall be deemed to be competitive if it involves the sale or service of educational software or any other products or services offered or sold by the Company at any time in any state where the Company is permitted by law to transact business (whether or not specifically authorized to do so).

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              (g) Rights as a Stockholder. Each Participant shall have
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         all rights attributable to stockholders of the Company with respect to any shares issued to such Participant or for such Participant's benefit pursuant to the terms of such Participant's Option but shall have no shareholder rights prior thereto. Except as provided in Paragraph 6 hereof, no adjustment shall be made for dividends or other rights appurtenant to the ownership of shares in the Company for which the record date is prior to the date of purchase of shares in accordance with Paragraph 7(e) hereof.

              (h) Waiver of Restrictions. The Board, in its discretion
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         or pursuant to contract, may accelerate the time at which any
         Option is exercisable or may waive any other restriction contained herein relevant to the granting or exercise of an Option.

         8.   Effective Date and Amendment and Termination of the Plan. This
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Plan will become effective upon the date of adoption ("Adoption Date") by the Board. The Board may amend or terminate this Plan at any time. The amendment or termination of this Plan shall not affect Options theretofore granted and then in effect.

         9.   Use of Proceeds. The proceeds from the sale of stock pursuant to
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Options granted under the Plan shall constitute general funds of the
Company.

         10.  Construction. When used herein the male, female, and neuter
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gender shall include the other and the singular shall include the plural as the context or facts so require.

                               By order of the Board of Directors
                               on May 23, 2003

                               SIBONEY CORPORATION

                               By /s/ Timothy J. Tegeler
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